UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 17, 2006

IRON MOUNTAIN INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

745 Atlantic Avenue

Boston, Massachusetts 02111

(Address of Principal Executive Offices, Including Zip Code)

(617) 535-4766

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 8.01. Other Events.

On July 17, 2006, Iron Mountain Incorporated (the “Company”) completed its offering of $200,000,000 in aggregate principal amount of its 8-3/4% Senior Subordinated Notes due 2018 (the “Notes”) pursuant to, and subject to the terms and conditions set forth in, an Underwriting Agreement, dated as of July 12, 2006, among the Company, the Guarantors named therein, Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc. and Lehman Brothers Inc., as underwriters. The Notes were issued under a Senior Subordinated Indenture, dated as of December 30, 2002, by and among the Company, the Guarantors named therein and The Bank of New York Trust Company, N.A. (the “BONY Trust”), as trustee, as supplemented by the Third Supplemental Indenture, dated as of July 17, 2006 (the “Supplemental Indenture”), by and among the Company, the Guarantors named therein and the BONY Trust, as trustee. The Supplemental Indenture is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
4.1	Third Supplemental Indenture, dated as of July 17, 2006, by and among Iron Mountain Incorporated, the Guarantors named therein and The Bank of New York Trust Company, N.A., as trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IRON MOUNTAIN INCORPORATED
(Registrant)
By: /s/ John F. Kenny, Jr.
Name: John F. Kenny, Jr.
Title: Executive Vice President and Chief Financial Officer

Date: July 20, 2006